EXHIBIT 99.1

The table below specifies the date of the transaction, number of shares, weighted-average price per share and range of price per share of the common shares of Canadian National Railway Company sold by each of Cascade Investment, L.L.C. (“Cascade”) and Bill & Melinda Gates Foundation Trust (the “Trust”) during the period from August 7, 2021, through September 7, 2021. Cascade and the Trust undertake to provide upon request by the staff of the Securities and Exchange Commission full information regarding the number of shares sold at each separate price. All transactions were effected in the open market through brokers.

Selling Person	Date of Transaction	Number of Shares Sold	Weighted Average Price per Share ($)	Range of Price per Share ($)
				Low	High
Cascade	8/31/2021	69,706	115.8623	115.2500	116.2400
Cascade	8/31/2021	153,083	116.8956	116.2500	117.2400
Cascade	8/31/2021	278,698	117.9604	117.2500	118.2400
Cascade	8/31/2021	8,550	118.5607	118.2700	118.5900
Cascade	9/1/2021	745	118.3533	117.6300	118.5600
Cascade	9/1/2021	1,055	119.4547	118.6900	119.5800
Cascade	9/1/2021	15,337	120.2231	119.6300	120.6200
Cascade	9/1/2021	22,253	121.2083	120.6300	121.6150
Cascade	9/1/2021	139,314	122.1042	121.6300	122.6250
Cascade	9/1/2021	118,906	123.1406	122.6300	123.6200
Cascade	9/1/2021	32,235	123.9322	123.6300	124.6000
Cascade	9/1/2021	1,232	124.8133	124.6400	124.8500
Cascade	9/3/2021	830,606	127.2616	127.0000	127.8400
Cascade	9/3/2021	215,646	128.0313	128.0000	128.3200
Cascade	9/7/2021	1,346,162	122.9885	122.8000	123.6800
Cascade	9/7/2021	127,769	124.1396	123.8400	124.7500
Cascade	9/7/2021	344,830	125.3802	124.8100	125.7950
Cascade	9/7/2021	40,615	126.0088	125.8000	126.6000
Cascade	9/7/2021	233,415	127.1481	126.9700	127.3900
Cascade	9/7/2021	9,421	127.9800	127.9800	127.9800
Trust	8/31/2021	69,707	115.8623	115.2500	116.2400
Trust	8/31/2021	153,083	116.8956	116.2500	117.2400
Trust	8/31/2021	278,698	117.9604	117.2500	118.2400
Trust	8/31/2021	8,550	118.5607	118.2700	118.5900
Trust	9/1/2021	745	118.3533	117.6300	118.5600
Trust	9/1/2021	1,055	119.4547	118.6900	119.5800
Trust	9/1/2021	15,336	120.2231	119.6300	120.6200
Trust	9/1/2021	22,252	121.2083	120.6300	121.6150
Trust	9/1/2021	139,313	122.1042	121.6300	122.6250
Trust	9/1/2021	118,906	123.1406	122.6300	123.6200
Trust	9/1/2021	32,236	123.9322	123.6300	124.6000
Trust	9/1/2021	1,233	124.8133	124.6400	124.8500

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